Exhibit 4.2

EXECUTION COPY

AFN ABSPROP001, LLC

AFN ABSPROP001-A, LLC

and

AFN ABSPROP001-B, LLC

each, as an Issuer,

and

CITIBANK, N.A.,

as Indenture Trustee

SERIES 2019-1 SUPPLEMENT

Dated as of May 30, 2019

to the

Master Indenture dated as of May 30, 2019

NET-LEASE MORTGAGE NOTES,

SERIES 2019-1, CLASS A-1 AND CLASS A-2

Exhibits
EXHIBIT A	Additional Representations and Warranties

Schedules
SCHEDULE I-A	Properties / Locations
SCHEDULE I-B	Representations and Warranties Exception Schedule
SCHEDULE II-A	Amortization Schedule (Class A-1 (AAA) Notes)
SCHEDULE II-B	Amortization Schedule (Class A-2 (A) Notes)

SERIES 2019-1 SUPPLEMENT, dated as of May 30, 2019 (the “Series 2019-1 Supplement”), among AFN ABSPROP001, LLC, a Delaware limited liability company, as an issuer (“AFN ABSPROP001”), AFN ABSPROP001-A, LLC, a Delaware limited liability company, as an issuer (“AFN ABSPROP001-A”), AFN ABSPROP001-B, LLC, a Delaware limited liability company, as an issuer (“AFN ABSPROP001-B”; collectively with AFN ABSPROP001 and AFN ABSPROP001-A, the “Issuers” and each, an “Issuer”) and CITIBANK, N.A. (the “Indenture Trustee”).

Pursuant to this Series 2019-1 Supplement to the Master Indenture, dated as of May 30, 2019 (the “Master Indenture”), among the Issuers and the Indenture Trustee, the Issuers and the Indenture Trustee hereby create a new Series of Notes (the “Series 2019-1 Notes”), which consists of the Class A-1 (AAA) Notes (as defined below) and the Class A-2 (A) Notes (as defined below), and specify the Principal Terms thereof.

Pursuant to the Master Indenture, the Issuers, together with any applicable co-issuers, may from time to time direct the Indenture Trustee to authenticate one or more new Series of Notes. The Principal Terms of any new Series are to be set forth in a related Series Supplement to the Master Indenture.

ARTICLE I

Definitions

Section 1.01.       Definitions.

Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Master Indenture or in the Property Management Agreement, as applicable.

“Accrual Period”: With respect to the Series 2019-1 Notes and any Payment Date, the period from and including the 20th day of the preceding month (or, with respect to the initial Accrual Period, from and including the Series Closing Date) to, but excluding, the 20th day of the month of payment. For the avoidance of doubt, the Accrual Period will always be computed on the basis of a 360-day year consisting of twelve 30-day months.

“Adjustment Amount”: For the Class A-1 (AAA) Notes, the Class A-1 Adjustment Amount and for the Class A-2 (A) Notes, the Class A-2 Adjustment Amount.

“Aggregate Collateral Value”: As defined in the Property Management Agreement.

“Allocated Loan Amount”: As defined in the Property Management Agreement.

“Allocated Release Amount”: As defined in the Property Management Agreement.

“Anticipated Repayment Date”: With respect to the Class A-1 (AAA) Notes, the Payment Date occurring in May 2026. With respect to the Class A-2 (A) Notes, the Payment Date occurring in May 2029.

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“Class A-1 (AAA) Notes”: Any of the $ 121,000,000 Net-Lease Mortgage Notes, Series 2019-1, Class A-1 (AAA), issued pursuant to this Series 2019-1 Supplement and the Master Indenture, executed by the Issuers and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibits A-1, A-2 or A-3 attached to the Indenture.

“Class A-2 (A) Notes”: Any of the $121,000,000 Net-Lease Mortgage Notes, Series 2019-1, Class A-2 (A), issued pursuant to this Series 2019-1 Supplement and the Master Indenture, executed by the Issuers and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibits A-1, A-2 or A-3 attached to the Indenture.

“Class A-1 (AAA) Note Interest”: On any Payment Date for the Class A-1 (AAA) Notes, the interest accrued during the related Accrual Period at the Class A-1 (AAA) Note Rate, applied to the Outstanding Principal Balance of the Class A-1 (AAA) Notes before giving effect to any payments of principal on such Payment Date.

“Class A-2 (A) Note Interest”: On any Payment Date for the Class A-2 (A) Notes, the interest accrued during the related Accrual Period at the Class A-2 (A) Note Rate, applied to the Outstanding Principal Balance of the Class A-2 (A) Notes before giving effect to any payments of principal on such Payment Date.

“Class A-1 (AAA) Note Rate”: The Note Rate set forth in Section 2.01(a) that corresponds to the Class A-1 (AAA) Notes.

“Class A-2 (A) Note Rate”: The Note Rate set forth in Section 2.01(a) that corresponds to the Class A-2 (A) Notes.

“Class A-1 (AAA) Noteholder”: With respect to any Class A-1 (AAA) Note, the Person in whose name such Note is registered on the Note Register.

“Class A-2 (A) Noteholder”: With respect to any Class A-2 (A) Note, the Person in whose name such Note is registered on the Note Register.

“Class A-1 Adjustment Amount”: On any Payment Date, the lesser of (i) the Outstanding Principal Balance of the Class A-1 (AAA) Notes before giving effect to any payments of principal on such Payment Date and (ii) maximum of (a) the amount by which the Series Adjustment Amount exceeds the Class A-2 Adjustment Amount and (b) zero.

“Class A-2 Adjustment Amount”: On any Payment Date, the lesser of (i) the Outstanding Principal Balance of the Class A-2 (A) Notes before giving effect to any payments of principal on such Payment Date of the Class A-2 (A) Notes and (ii) the Series Adjustment Amount for such Payment Date.

“Controlling Party”: With respect to the Series 2019-1 Notes, the Noteholders representing in the aggregate more than 50% of the Outstanding Principal Balance of the Class A-1 (AAA) Notes, or, if such Series Class A-1 (AAA) Notes have been paid in full, Noteholders representing in the aggregate more than 50% of the Outstanding Principal Balance of the Class A-2 (A) Notes.

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“Early Refinancing Prepayment”: As defined in Section 2.04.

“Early Refinancing Notice Date”: As defined in Section 2.04.

“Full Redemption Amount”: The amount specified in Section 2.03(b).

“Indenture”: The Master Indenture, as supplemented by this Series 2019-1 Supplement and any other Series Supplement, as applicable.

“Indenture Trustee Fee Rate”: With respect to the Series 2019-1 Notes, 0.0125%.

“Initial Purchaser”: Credit Suisse Securities (USA) LLC.

“Initial Principal Balance”: The Initial Principal Balance set forth in Section 2.01(a) hereof that corresponds to each Class of Series 2019-1 Notes, as applicable.

“Issuer Manager”: American Finance Operating Partnership, L.P., in its capacity as manager of each Issuer, and its permitted successors and assigns.

“Issuer LLC Agreement”: As the context requires, (i) the limited liability company agreement of AFN ABSPROP001, dated as of March 26, 2019, (ii) the limited liability company agreement of AFN ABSPROP001-A, dated as of March 26, 2019, or (iii) the limited liability company agreement of AFN ABSPROP001-B, dated as of March 26, 2019, in each case as may be amended or restated from time to time.

“Make Whole Amount”: With respect to any Class of the Series 2019-1 Notes and any Voluntary Prepayment or Unscheduled Principal Payment, an amount (not less than zero) equal to: (A) using the Reinvestment Yield, the sum of the discounted present values of the aggregate payments of principal and interest remaining for such Class of Series 2019-1 Notes due on or prior to the Payment Date in May 2024 with respect to the Class A-1 (AAA) Notes and May 2026 with respect to the Class A-2 (A) Notes being prepaid (calculated prior to the application of the Voluntary Prepayment or Unscheduled Principal Payment), minus (B) the amount of principal repaid by the Voluntary Prepayment or Unscheduled Principal Payment made with respect to such Class of Series 2019-1 Notes, as applicable.

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“Maximum Property Concentration”: Means, with respect to any Determination Date, after giving effect to any Qualified Substitute Property, Replacement Property and, in each case, the Leases thereunder, the following percentages equal to the aggregate Allocated Loan Amounts of the Properties in such concentration over the aggregate Allocated Loan Amount of the Collateral Pool: (i) (a) with respect to the Restaurants – Limited Service and Restaurants – Full Service Business Sectors as of any Determination Date, no limit, so long as no related Restaurant Concept exceeds 25.00% of the Allocated Loan Amount of the Collateral Pool) as of such Determination Date, (b) with respect to the Gas/Convenience Business Sector as of any Determination Date, a percentage equal to 40.00%, and (c) with respect to each other Business Sector as of any Determination Date, a percentage equal to 20.00%; (ii) with respect to any Tenant (including affiliates thereof), (a) in the case of the largest Tenant (including affiliates thereof) as of such Determination Date, a percentage equal to 30.00% and (b) in the case of the five (5) largest Tenants (including affiliates thereof) as of such Determination Date, an aggregate percentage equal to 70.00% as of such Determination Date; (iii) with respect to Properties with a FCCR less than 1.25x as of such Determination Date, a percentage equal to 5.00% as of such Determination Date; (iv) with respect to Tenant Ground Leases as of such Determination Date, a percentage equal to 2.00% as of such Determination Date; (v) with respect to Percentage Rent as a percentage of total rent as of such Determination Date, a percent equal to 2.00% as of such Determination Date; (vi) with respect to Properties with less than twelve (12) months of operating history at such location as of such Determination Date, a percentage equal to 10.00% as of such Determination Date; (vii) with respect to Properties with “double-net” leases as of such Determination Date, a percentage equal to 7.00% as of such Determination Date; and (viii) with respect to Properties in any NAICS business sector not identified on Exhibit A (other than any new Business Sector added on an Issuance Date), a percentage equal to 15.00% as of such Determination Date with no requirement to obtain consent from Noteholders; provided, that the Rating Condition is satisfied with respect to any such addition.

“Note Rate”: The Note Rate set forth in Section 2.01(a) hereof that corresponds to each Class of Series 2019-1 Notes, as applicable.

“Post-ARD Additional Interest Rate”: With respect to the Series 2019-1 Notes, a per annum rate equal to the rate determined by the Property Manager to be the greater of (i) 5.00% and (ii) the amount, if any, by which the sum of the following exceeds the Note Rate for such Class of Series 2019-1 Notes: (A) the yield to maturity (adjusted to a “mortgage equivalent basis” pursuant to the standards and practices of the Securities Industry and Financial Markets Association) on such Anticipated Repayment Date of the United States Treasury Security having a term closest to ten (10) years, plus (B) 5.00%, plus (C) the applicable Post-ARD Spread.

“Post-ARD Spread”: With respect to (i) the Class A-1 (AAA) Notes, 1.65%, and (ii) the Class A-2 (A) Notes, 2.25%.

“Private Placement Memorandum”: With respect to the Series 2019-1 Notes, the Private Placement Memorandum dated May 24, 2019.

“Property Management Agreement”: The Property Management Agreement, dated as of May 30, 2019, by and among the Issuers, American Finance Properties, LLC, as the Property Manager and the Special Servicer, KeyBank National Association, as the Back-Up Manager, Citibank, N.A., as the Indenture Trustee and any additional joining party, each such joining party as a Co-Issuer.

“Qualified Release Amount”: A portion of the Collateral Pool that may be released in connection with an Early Refinancing Prepayment, applying a Release Price for each asset to be released equal to the greater of Fair Market Value and one hundred fifteen percent (115%) of the Allocated Loan Amount of the Properties being released, that in the aggregate is no greater than the dollar amount of the Notes being prepaid in connection with such Early Refinancing Prepayment.

“Rated Final Payment Date”: With respect to the Series 2019-1 Notes, the Payment Date occurring in May 2049.

“Rating Agency”: S&P Global, Inc.

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“Related Series Closing Date”: The date of issuance of any Related Series Notes.

“Related Series Notes”: One or more additional series of Notes issued by the Issuers and any applicable co-issuer pursuant to the Master Indenture and the applicable Series Supplement, each of which will also be secured by the Collateral Pool on a pro rata basis.

“Reinvestment Yield”: With respect to any Class of Series 2019-1 Notes, the yield on the United States Treasury Securities having the closest maturity (month and year) to the weighted average life of such Class of Series 2019-1 Notes as of such Payment Date, measured as of the Anticipated Repayment Date with respect to such Class of Series 2019-1 Notes (prior to the application of any Voluntary Prepayment or Unscheduled Principal Prepayment with respect thereto) plus 0.50%. If more than one such United States Treasury Security is quoted as maturing on such date, then the yield of the United States Treasury Security quoted closest to par shall be used in the calculation of the Reinvestment Yield.

“Requisite Global Majority”: The Series 2019-1 Noteholders representing more than 66 2/3% of the Aggregate Series Principal Balance.

“Scheduled Class A-1 Principal Balance”: With respect to any Payment Date and the Class A-1 (AAA) Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule II-A.

“Scheduled Class A-2 Principal Balance”: With respect to any Payment Date and the Class A-2 (A) Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule II-B.

“Scheduled Class A-1 Principal Payment”: With respect to each Payment Date and the Class A-1 (AAA) Notes, an amount, calculated by the Property Manager and confirmed by the Indenture Trustee upon receipt of and based upon the Determination Date Report equal to the sum of (a) any unpaid portion of Scheduled Class A-1 Principal Payment, from any prior Payment Dates and (b) the product of (i)(A) the related Scheduled Class A-1 Principal Balance for the prior Payment Date minus (B) the Scheduled Class A-1 Principal Balance for the current Payment Date and (ii) a fraction (A) the numerator of which is equal to the Outstanding Principal Balance of the Class A-1 (AAA) Notes (without taking into account any payments to be made on such Payment Date) minus the amounts specified in clause (a) of this definition and (B) the denominator of which is the related Scheduled Class A-1 Principal Balance for the prior Payment Date.

“Scheduled Class A-2 Principal Payment”: With respect to each Payment Date and the Class A-2 (A) Notes, an amount, calculated by the Property Manager and confirmed by the Indenture Trustee upon receipt of and based upon the Determination Date Report equal to the sum of (a) any unpaid portion of Scheduled Class A-2 Principal Payment, from any prior Payment Dates and (b) the product of (i)(A) the related Scheduled Class A-2 Principal Balance for the prior Payment Date minus (B) the Scheduled Class A-2 Principal Balance for the current Payment Date and (ii) a fraction (A) the numerator of which is equal to the Outstanding Principal Balance of the Class A-2 (A) Notes (without taking into account any payments to be made on such Payment Date) minus the amounts specified in clause (a) of this definition and (B) the denominator of which is the related Scheduled Class A-2 Principal Balance for the prior Payment Date.

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“Scheduled Series Principal Balance”: The Scheduled Class A-1 Principal Balance or the Scheduled Class A-2 Principal Balance, as the context requires.

“Series 2019-1 Early Refinancing Period”: As defined in Section 2.04.

“Series 2019-1 Note”: Any of the Class A-1 (AAA) Notes and the Class A-2 (A) Notes.

“Series 2019-1 Noteholder”: Any of the Class A-1 (AAA) Noteholders and the Class A-2 (A) Noteholders.

“Series Closing Date”: May 30, 2019.

“Series Collateral Release”: As defined in the Property Management Agreement.

“Series Disposition Period Date”: As defined in Section 2.01(f).

“Triple A Release Event”: As defined in Section 2.06.

ARTICLE II

Creation of the Series 2019-1 Notes; Payments on the Series 2019-1 Notes

Section 2.01.       Designation.

(a)       There is hereby created a Series of Notes consisting of the Class A-1 (AAA) Notes and the Class A-2 (A) Notes to be issued by the Issuers pursuant to the Indenture and this Series 2019-1 Supplement to be known as “Net-Lease Mortgage Notes, Series 2019-1.” The Series 2019-1 Notes shall have the following Class designations, Initial Principal Balances, Note Rates and Ratings:

Class Designation	Initial Principal Balance	Note Rate	Ratings (S&P)
Class A-1 (AAA)	$121,000,000	3.78%	AAA (sf)
Class A-2 (A)	$121,000,000	4.46%	A (sf)

The Note Interest with respect to the Series 2019-1 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Series 2019-1 Notes shall not have preference or priority over the Notes of any other Series except to the extent set forth in the Indenture. The Series 2019-1 Notes shall not be subordinate to any other Series.

(b)       The initial Payment Date with respect to the Series 2019-1 Notes shall be the Payment Date occurring in June 2019.

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(c)       The initial Collection Period with respect to the Series 2019-1 Notes shall be the period commencing on the Series Closing Date and ending on (and including) the Determination Date in June 2019.

(d)       On the Series Closing Date, the Series 2019-1 Notes shall be issued in the form of Book-Entry Notes. For the avoidance of doubt, the Series 2019-1 Notes may be transferred in accordance with Article II of the Master Indenture, subject to the additional requirements set forth herein.

(e)       Each statement, notice or other document related to the Series 2019-1 Notes required to be provided to any applicable Rating Agency pursuant to Section 5.14 of the Master Indenture via email shall be sent to the following addresses: servicer_reports@sandp.com, with a copy to the 17g-5 site at afinabs20191rbgn@17g5.com.

(f)        The “Series Disposition Period Date” with respect to the Series 2019-1 Notes shall be the Payment Date occurring in May 2046.

Section 2.02.       Payments on the Series 2019-1 Notes. On each Payment Date, the Indenture Trustee will apply the Series Available Amount with respect to the Series 2019-1 Notes for such Payment Date for the following purposes and in the following order of priority:

(1)          to the Class A-1 (AAA) Noteholders, the Class A-1 (AAA) Note Interest, plus unpaid Class A-1 (AAA) Note Interest from any prior Payment Date, together with interest on any such unpaid Class A-1 (AAA) Note Interest at the Class A-1 (AAA) Note Rate;

(2)          to the Class A-2 (A) Noteholders, the Class A-2 (A) Note Interest, plus unpaid Class A-2(A) Note Interest from any prior Payment Date, together with interest on any such unpaid Class A-2 (A) Note Interest at the Class A-2 (A) Note Rate;

(3)          (I) for so long as no Early Amortization Period or Event of Default has occurred and is continuing, to the Class A-1 (AAA) Noteholders, an amount equal to the Scheduled Class A-1 Principal Payment and the Unscheduled Principal Payment allocable to the Series 2019-1 Notes for such Payment Date; or (II) if an Early Amortization Period or Event of Default has occurred and is continuing, to the Class A-1 (AAA) Noteholders all remaining Series Available Amounts until the Outstanding Principal Balance of the Class A-1 (AAA) Notes has been reduced to zero;

(4)          to the Class A-1 (AAA) Noteholders, the Interest Carry-Forward Amount with respect to the Class A-1 (AAA) Notes, if any, due on such Payment Date;

(5)          (I) for so long as no Early Amortization Period or Event of Default has occurred and is continuing, to the Class A-2 (A) Noteholders, an amount equal to the Scheduled Class A-2 Principal Payment and the Unscheduled Principal Payment allocable to the Series 2019-1 Notes for such Payment Date remaining after distributions to the Class A-1 (AAA) Noteholders pursuant to clause (3)(I) above, if any; or (II) if an Early Amortization Period or Event of Default has occurred and is continuing, to the Class A-2 (A) Noteholders all remaining Series Available Amounts until the Outstanding Principal Balance of the Class A-2 (A) Notes has been reduced to zero;

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(6)          to the Class A-2 (A) Noteholders, the Interest Carry-Forward Amount with respect to the Class A-2 (A) Notes, if any, due on such Payment Date;

(7)          to the Class A-1 (AAA) Noteholders, the Make Whole Amount allocated to the Class A-1 (AAA) Notes, if any, due on such Payment Date;

(8)          to the Class A-2 (A) Noteholders, the Make Whole Amount allocated to the Class A-2 (A) Notes, if any, due on such Payment Date;

(9)          to the Class A-1 (AAA) Noteholders, any Post-ARD Additional Interest and Deferred Post-ARD Additional Interest, if any, due to the Class A-1 (AAA) Notes on such Payment Date;

(10)        to the Class A-2 (A) Noteholders, any Post-ARD Additional Interest and Deferred Post-ARD Additional Interest, if any, due to the Class A-2 (A) Notes on such Payment Date; and

(11)        to the Issuers, all remaining Series Available Amounts (such amounts to be released from the lien of the Indenture).

Section 2.03.       Voluntary Prepayment.

(a)        The Issuers may, at their option, elect to make a Voluntary Prepayment with respect to the Series 2019-1 Notes in whole or in part on the related Redemption Date in accordance with Section 7.01 of the Master Indenture.

(b)        The “Full Redemption Amount” in connection with a Voluntary Prepayment of the Series 2019-1 Notes in full shall be an amount equal to the sum of (i) the then Outstanding Principal Balance of the Series 2019-1 Notes, (ii) all accrued and unpaid interest thereon (plus any Interest Carry-Forward Amount, Post-ARD Additional Interest and Deferred Post-ARD Additional Interest), (iii) all amounts related to such Series 2019-1 Notes that are outstanding to the Indenture Trustee, the Property Manager, the Special Servicer, the Back-Up Manager and any other parties to the Transaction Documents and (iv) the required Make Whole Amount, if applicable.

(c)      The Partial Redemption Amount in connection with a Voluntary Prepayment of the Series 2019-1 Notes in part shall be as set forth in Section 7.01(d) of the Master Indenture. For the avoidance of doubt, proceeds from a Series Collateral Release are not permitted to be used for a Voluntary Prepayment in connection with a partial prepayment of the Series 2019-1 Notes or any Related Series Notes.

(d)      In addition, the Issuers may prepay a Class of Series 2019-1 Notes in full (without prepaying any Related Series Notes or any other Class of Series 2019-1 Notes) on any Business Day that is on or following the Payment Date in May 2024, with respect to the Class A-1 (AAA) Notes and in May 2026, with respect to the Class A-2 (A) Notes; provided, that, except in connection with a Series Collateral Release, such Class of Series 2019-1 Notes may only be prepaid in full (without prepaying any Related Series Notes or other Class of Series 2019-1 Notes) if no other Class of Series 2019-1 Notes or class of any other Series of Notes with a higher alphabetical designation and an Anticipated Repayment Date that is the same as or sooner than the Anticipated Repayment Date of the Series 2019-1 Notes is then outstanding.

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Section 2.04.       Early Refinancings. With respect to the Series 2019-1 Notes and on any Payment Date on or following the Payment Date in June 2021, the Issuers have the right to prepay an aggregate amount up to thirty-five percent (35%) of the Initial Principal Balance of the Series 2019-1 Notes (the “Early Refinancing Prepayment”). No Make Whole Amount will be due in relation to any Early Refinancing Prepayment; provided, that (i) the prepayment is made with funds obtained from a Qualified Deleveraging Event, (ii) the Issuers provided no less than thirty (30) days’ notice to the Series 2019-1 Noteholders (such date, the “Early Refinancing Notice Date”) and (iii) such Early Refinancing Prepayment is used to prepay a portion of the Outstanding Principal Balance of the Series 2019-1 Notes no later than twelve (12) months following the Early Refinancing Notice Date (the “Series 2019-1 Early Refinancing Period”); provided, that the maximum Early Refinancing Prepayments permitted to be made is an amount equal to (A) thirty-five percent (35%) of the Initial Principal Balance of the Series 2019-1 Notes, minus (B) the amount of Early Refinancing Prepayments and Unscheduled Principal Payments made on the Notes from Allocated Release Amounts since the Series Closing Date.

Section 2.05.      Unscheduled Principal Payments. A Make Whole Amount will be due to Noteholders of each Class of Series 2019-1 Notes in connection with the payment of any Unscheduled Principal Payment actually paid on the related Payment Date, other than any portion thereof consisting of Insurance Proceeds, Condemnation Proceeds, Early Refinancing Prepayments made in connection with the Qualified Deleveraging Event, amounts disbursed to the Payment Account from the DSCR Reserve Account and amounts received in respect of a Specially Managed Unit or a repurchase due to a Collateral Defect, or for prepayments of the Series 2019-1 Notes in respect of Allocated Release Amounts in an aggregate amount up to ten percent (10%) of the Initial Principal Balance of the Series 2019-1 Notes; provided, however, that when combined with any Early Refinancing Prepayments made since the Series Closing Date, such Allocated Release Amounts shall not exceed thirty-five percent (35%) of the Initial Principal Balance of the Series 2019-1 Notes (and for any amount that does exceed thirty-five percent (35%), a Make Whole Amount will be due).

Section 2.06.       Triple A Release Event. In the event that any Class A-1 (AAA) Notes remain outstanding on the Payment Date in May 2034, and an Early Amortization Period is in effect, the Property Manager shall be required to use commercially reasonable efforts to sell Properties in an amount equal to thirty-five percent (35%) of the Aggregate Collateral Value, taking into account the sum of the Collateral Value of all Released Properties released since the Series Closing Date by paying the Release Price (such occurrence, a “Triple A Release Event”). Any Release Price collected in connection with a Triple A Release Event pursuant to this Section 2.06, together with any other amounts on deposit in the Release Account at such time, shall be deposited as Unscheduled Proceeds into the Collection Account and shall be included in the Available Amount on the following Payment Date to be applied as Unscheduled Principal Payments, in accordance with the Master Indenture.

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ARTICLE III

Representations and Warranties

Section 3.01.       Representations and Warranties.

(a)       The Issuers and the Indenture Trustee hereby restate as of the Series Closing Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Section 2.19, Section 2.20, Section 2.21, Section 2.22, Section 5.06 and Section 9.04, as applicable, of the Master Indenture.

(b)       Each of the Issuers and the Indenture Trustee hereby represents and warrants to each other as of the Series Closing Date:

(i)                         it has full corporate power and authority to execute, deliver and perform its obligations under this Series 2019-1 Supplement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Series 2019-1 Supplement will not conflict with, or result in a breach of, any of the terms, conditions or provisions of its organizational documents, or any material agreement or instrument to which it is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject, except any such conflict, violation or breach that would not result in a material adverse effect on such party’s ability to perform its obligations hereunder or the enforceability of any of the Transaction Documents. The execution, delivery and performance by it of this Series 2019-1 Supplement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action or limited liability company action, as applicable. This Series 2019-1 Supplement has been duly executed and delivered by it and, assuming due authorization, execution and delivery by each other party hereto, constitutes the valid and legally binding obligation of it enforceable against it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing); and

(ii)                        No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by it in connection with the execution, delivery or performance by it of this Series 2019-1 Supplement, or the consummation by it of the transactions contemplated hereby, except such as have already been obtained.

Section 3.02.       Conditions Precedent Satisfied. The Issuers hereby represent and warrant to the Indenture Trustee that, as of the Series Closing Date, each of the conditions precedent set forth in the Master Indenture to the issuance of the Series 2019-1 Notes have been satisfied.

Section 3.03.      Collateral Representations and Warranties. The Issuers hereby represent and warrant to the Indenture Trustee on behalf of the Series 2019-1 Noteholders that the representations and warranties set forth in Section 2.20 of the Master Indenture and Exhibit A hereto, if any, are true and correct as of the Series Closing Date (or such other date as is set forth in any such representation or warranty) with respect to the Properties and Leases Granted by such Issuer on the Series Closing Date, except as otherwise set forth in Schedule I-B hereto.

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ARTICLE IV

Miscellaneous Provisions

Section 4.01.      Ratification of Indenture. As supplemented by this Series 2019-1 Supplement, the Master Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Series 2019-1 Supplement shall be read, taken and construed as one and the same instrument.

Section 4.02.     Counterparts. This Series 2019-1 Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original regardless of whether delivered in physical or electronic form, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Series 2019-1 Supplement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Series 2019-1 Supplement.

Section 4.03.      Governing Law. THIS SERIES 2019-1 SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 4.04.      Beneficiaries. As supplemented by this Series 2019-1 Supplement, the Master Indenture shall inure to the benefit of and be binding upon the parties hereto, the Series 2019-1 Noteholders, and their respective successors and permitted assigns. No other Person shall have any right or obligation hereunder.

Section 4.05.      Non-Petition. Each Series 2019-1 Noteholder shall be deemed to have agreed, by acceptance of its Series 2019-1 Note, and the Indenture Trustee hereby covenant and agrees, not to file or join in filing any petition in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law in respect of any Issuer for a period of two (2) years and thirty-one (31) days following payment in full of all of the Notes (including the Series 2019-1 Notes) issued or co-issued by the Issuers under the Indenture provided, however, that nothing in this Section 4.05 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Issuers pursuant to the Indenture. In the event that any such Series 2019-1 Noteholder or the Indenture Trustee takes action in violation of this Section 4.05, the applicable Issuer, shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Series 2019-1 Noteholder or the Indenture Trustee against such Issuer or the commencement of such action and raising the defense that such Series 2019-1 Noteholder or the Indenture Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 4.05 shall survive the termination of the Indenture, and the resignation or removal of the Indenture Trustee. Nothing contained herein shall preclude participation by any Series 2019-1 Noteholder or the Indenture Trustee in the assertion or defense of its claims in any such proceeding involving any Issuer.

12

Section 4.06.      Non-Recourse. Notwithstanding anything to the contrary herein or otherwise in the Indenture, the Series 2019-1 Notes are nonrecourse obligations solely of the Issuers and shall be payable only from the Collateral Pool. Upon the exhaustion of the Collateral included in the Collateral Pool, any liabilities of the Issuers hereunder shall be extinguished. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon the Indenture against any member, employee, officer or director of the Issuers. Fees, expenses, costs or other obligations payable by the Issues hereunder shall be payable by the Issuers only to the extent that funds are then available or thereafter become available for such purpose pursuant to Section 2.11 of the Master Indenture. In the event that sufficient funds are not available for their payment pursuant to Section 2.11 of the Master Indenture, the excess unpaid amount of such fees, expenses, costs or other obligations shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, the Issuers. Nothing in this Section 4.06 shall be construed to limit the Indenture Trustee, on behalf of the Noteholders, from exercising its rights hereunder and otherwise in accordance with Article IV of the Master Indenture with respect to the Collateral Pool.

Section 4.07.       Amendments. This Series 2019-1 Supplement may, from time to time, be amended, modified or waived in accordance with Article VIII of the Master Indenture.

Section 4.08.       Notice to the Rating Agency. Any communication provided for or permitted hereunder or otherwise pursuant to the Indenture shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by facsimile and confirmed in a writing delivered or mailed as aforesaid, to, in the case of S&P Global, Inc., 55 Water Street, 41st Floor, New York, New York, 10004, Attention: Asset-Backed Surveillance Department, facsimile number: (212) 438-2435; or, as to such Person, such other address or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing.

Section 4.09.      Assignment of Owner’s Title Policy AFN ABSPROP001 hereby expressly collaterally transfers, sets over and assigns to the Indenture Trustee on behalf of the Noteholders all of its right, title and interest in and to the owner’s title policy with respect to the Properties identified as Children of America 2-Pack on the Property Schedule, which is issued in the name of AFN ABSPROP001’s predecessor-in-interest. Upon the occurrence of a claim or any state of facts which could reasonably give rise to a claim under such title policy, AFN ABSPROP001 shall execute and deliver such further documents as the Indenture Trustee reasonably requests to further evidence the assignment made herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

13

IN WITNESS WHEREOF, the Issuers and the Indenture Trustee have caused this Series 2019-1 Supplement to be duly executed and delivered by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

AFN ABSPROP001, LLC

By:	American Finance Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	American Finance Trust, Inc., a Maryland Corporation, its general partner

By:	/s/ Katie P. Kurtz
Name: Katie P. Kurtz
Title: Chief Financial Officer

AFN ABSPROP001-A, LLC

By:	American Finance Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	American Finance Trust, Inc., a Maryland Corporation, its general partner

By:	/s/ Katie P. Kurtz

Name: Katie P. Kurtz
Title: Chief Financial Officer

AFN ABSPROP001-B, LLC

By:	American Finance Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	American Finance Trust, Inc., a Maryland Corporation, its general partner

By:	/s/ Katie P. Kurtz

Name: Katie P. Kurtz
Title: Chief Financial Officer

Series Supplement (AFIN 2019-1)

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ James Polcari

Name: James Polcari
Title: Senior Trust Officer

Series Supplement (AFIN 2019-1)

SCHEDULE II-A

CLASS A-1 (AAA) NOTES

AMORTIZATION SCHEDULE

Payment Date	Scheduled Class A-1 Principal Balance
Series Closing Date	$121,000,000
6/20/2019	120,899,167
7/20/2019	120,798,334
8/20/2019	120,697,501
9/20/2019	120,596,668
10/20/2019	120,495,835
11/20/2019	120,395,002
12/20/2019	120,294,169
1/20/2020	120,193,336
2/20/2020	120,092,503
3/20/2020	119,991,670
4/20/2020	119,890,837
5/20/2020	119,790,004
6/20/2020	119,689,171
7/20/2020	119,588,338
8/20/2020	119,487,505
9/20/2020	119,386,672
10/20/2020	119,285,839
11/20/2020	119,185,006
12/20/2020	119,084,173
1/20/2021	118,983,340
2/20/2021	118,882,507
3/20/2021	118,781,674
4/20/2021	118,680,841
5/20/2021	118,580,008
6/20/2021	118,530,101
7/20/2021	118,480,194
8/20/2021	118,430,287
9/20/2021	118,380,380
10/20/2021	118,330,473
11/20/2021	118,280,566
12/20/2021	118,230,659
1/20/2022	118,180,752
2/20/2022	118,130,845
3/20/2022	118,080,938
4/20/2022	118,031,031

II-A-1

Payment Date	Scheduled Class A-1 Principal Balance
5/20/2022	117,981,124
6/20/2022	117,931,217
7/20/2022	117,881,310
8/20/2022	117,831,403
9/20/2022	117,781,496
10/20/2022	117,731,589
11/20/2022	117,681,682
12/20/2022	117,631,775
1/20/2023	117,581,868
2/20/2023	117,531,961
3/20/2023	117,482,054
4/20/2023	117,432,147
5/20/2023	117,382,240
6/20/2023	117,332,333
7/20/2023	117,282,426
8/20/2023	117,232,519
9/20/2023	117,182,612
10/20/2023	117,132,705
11/20/2023	117,082,798
12/20/2023	117,032,891
1/20/2024	116,982,984
2/20/2024	116,933,077
3/20/2024	116,883,170
4/20/2024	116,833,263
5/20/2024	116,783,356
6/20/2024	116,733,449
7/20/2024	116,683,542
8/20/2024	116,633,635
9/20/2024	116,583,728
10/20/2024	116,533,821
11/20/2024	116,483,914
12/20/2024	116,434,007
1/20/2025	116,384,100
2/20/2025	116,334,193
3/20/2025	116,284,286
4/20/2025	116,234,379
5/20/2025	116,184,472
6/20/2025	116,134,565
7/20/2025	116,084,658
8/20/2025	116,034,751
9/20/2025	115,984,844
10/20/2025	115,934,937
11/20/2025	115,885,030
12/20/2025	115,835,123
1/20/2026	115,785,216
2/20/2026	115,735,309
3/20/2026	115,685,402
4/20/2026	115,635,495
5/20/2026	-

II-A-2

SCHEDULE II-B

CLASS A-2 (A) NOTES

AMORTIZATION SCHEDULE

Payment Date	Scheduled Class A-2 Principal Balance
Series Closing Date	$121,000,000.00
6/20/2019	121,000,000.00
7/20/2019	121,000,000.00
8/20/2019	121,000,000.00
9/20/2019	121,000,000.00
10/20/2019	121,000,000.00
11/20/2019	121,000,000.00
12/20/2019	121,000,000.00
1/20/2020	121,000,000.00
2/20/2020	121,000,000.00
3/20/2020	121,000,000.00
4/20/2020	121,000,000.00
5/20/2020	121,000,000.00
6/20/2020	121,000,000.00
7/20/2020	121,000,000.00
8/20/2020	121,000,000.00
9/20/2020	121,000,000.00
10/20/2020	121,000,000.00
11/20/2020	121,000,000.00
12/20/2020	121,000,000.00
1/20/2021	121,000,000.00
2/20/2021	121,000,000.00
3/20/2021	121,000,000.00
4/20/2021	121,000,000.00
5/20/2021	121,000,000.00
6/20/2021	120,949,074.00
7/20/2021	120,898,148.00
8/20/2021	120,847,222.00
9/20/2021	120,796,296.00
10/20/2021	120,745,370.00
11/20/2021	120,694,444.00
12/20/2021	120,643,518.00
1/20/2022	120,592,592.00
2/20/2022	120,541,666.00
3/20/2022	120,490,740.00
4/20/2022	120,439,814.00
5/20/2022	120,388,888.00
6/20/2022	120,337,962.00

II-B-1

Payment Date	Scheduled Class A-2 Principal Balance
7/20/2022	120,287,036.00
8/20/2022	120,236,110.00
9/20/2022	120,185,184.00
10/20/2022	120,134,258.00
11/20/2022	120,083,332.00
12/20/2022	120,032,406.00
1/20/2023	119,981,480.00
2/20/2023	119,930,554.00
3/20/2023	119,879,628.00
4/20/2023	119,828,702.00
5/20/2023	119,777,776.00
6/20/2023	119,726,850.00
7/20/2023	119,675,924.00
8/20/2023	119,624,998.00
9/20/2023	119,574,072.00
10/20/2023	119,523,146.00
11/20/2023	119,472,220.00
12/20/2023	119,421,294.00
1/20/2024	119,370,368.00
2/20/2024	119,319,442.00
3/20/2024	119,268,516.00
4/20/2024	119,217,590.00
5/20/2024	119,166,664.00
6/20/2024	119,115,738.00
7/20/2024	119,064,812.00
8/20/2024	119,013,886.00
9/20/2024	118,962,960.00
10/20/2024	118,912,034.00
11/20/2024	118,861,108.00
12/20/2024	118,810,182.00
1/20/2025	118,759,256.00
2/20/2025	118,708,330.00
3/20/2025	118,657,404.00
4/20/2025	118,606,478.00
5/20/2025	118,555,552.00
6/20/2025	118,504,626.00
7/20/2025	118,453,700.00
8/20/2025	118,402,774.00
9/20/2025	118,351,848.00
10/20/2025	118,300,922.00
11/20/2025	118,249,996.00
12/20/2025	118,199,070.00
1/20/2026	118,148,144.00

II-B-2

Payment Date	Scheduled Class A-2 Principal Balance
2/20/2026	118,097,218.00
3/20/2026	118,046,292.00
4/20/2026	117,995,366.00
5/20/2026	117,944,440.00
6/20/2026	117,893,514.00
7/20/2026	117,842,588.00
8/20/2026	117,791,662.00
9/20/2026	117,740,736.00
10/20/2026	117,689,810.00
11/20/2026	117,638,884.00
12/20/2026	117,587,958.00
1/20/2027	117,537,032.00
2/20/2027	117,486,106.00
3/20/2027	117,435,180.00
4/20/2027	117,384,254.00
5/20/2027	117,333,328.00
6/20/2027	117,282,402.00
7/20/2027	117,231,476.00
8/20/2027	117,180,550.00
9/20/2027	117,129,624.00
10/20/2027	117,078,698.00
11/20/2027	117,027,772.00
12/20/2027	116,976,846.00
1/20/2028	116,925,920.00
2/20/2028	116,874,994.00
3/20/2028	116,824,068.00
4/20/2028	116,773,142.00
5/20/2028	116,722,216.00
6/20/2028	116,671,290.00
7/20/2028	116,620,364.00
8/20/2028	116,569,438.00
9/20/2028	116,518,512.00
10/20/2028	116,467,586.00
11/20/2028	116,416,660.00
12/20/2028	116,365,734.00
1/20/2029	116,314,808.00
2/20/2029	116,263,882.00
3/20/2029	116,212,956.00
4/20/2029	116,162,030.00
5/20/2029	-

II-B-3